Exhibit 10.1
Certain portions of this document have been omitted pursuant to Items 601(b)(10)(vi) of Regulation S-K and, where applicable, have been marked with “[***]” to indicate where omissions have been made. A copy of any omitted portion will be furnished supplementally to the Securities and Exchange Commission upon request; provided, however, that the registrant may request confidential treatment pursuant to Rule 24b-2 of the Exchange Act for any document so furnished.
Lender Joinder Agreement
October 12, 2023
This Lender Joinder Agreement (this “Joinder”) is delivered pursuant to Section 2.18 of that certain Revolving Credit and Security Agreement dated as of November 22, 2022 (as the same may from time to time be amended, restated, supplemented, waived or modified, the “Credit Agreement”) among MSCC Funding I, LLC, a Delaware limited liability company, as borrower (the “Borrower”); Main Street Capital Corporation, a Maryland corporation, as the collateral manager (the “Collateral Manager”); the Lenders from time to time party thereto; Truist Bank (“Truist”), as administrative agent for the Secured Parties (the “Administrative Agent”) and as Swingline Lender (in such capacity, the “Swingline Lender”); Citibank, N.A., as collateral agent for the Secured Parties (the “Collateral Agent”), as custodian (in such capacity, together with its successors and assigns, the “Custodian”) and as document custodian (in such capacity, together with its successors and assigns, the “Document Custodian”); and Virtus Group, LP, as collateral administrator (the “Collateral Administrator”). Capitalized terms used but not otherwise defined herein shall have the respective meanings assigned to such terms in the Credit Agreement.
The Lender party hereto (the “Additional Lender”) agrees as follows:
1.    The Additional Lender agrees to become a Lender and to be bound by the terms of the Credit Agreement as a “Lender”.
2.    The Additional Lender: (a) confirms that it has received a copy of the Credit Agreement and the other Facility Documents, together with copies of any financial statements delivered pursuant to Section 5.01(d) of the Credit Agreement and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Joinder and the Credit Agreement; (b) agrees that it will, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under or in connection with any of the Facility Documents; (c) appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers and discretion under the Facility Documents as are delegated to the Administrative Agent by the terms thereof, together with such powers and discretion as are reasonably incidental thereto; (d) agrees that it will perform in accordance with their terms all of the obligations that by the terms of the Facility Documents are required to be performed by it as a Lender; (e) acknowledges that it is required to be a Qualified Purchaser for purposes of the Investment Company Act and a QIB for purposes of the Securities Act at the time it becomes a Lender and on each date on which an Advance is made under the Credit Agreement; and (f) represents and warrants to the Borrower and the Agents that it is a Qualified Purchaser and a QIB.
3.    Following the execution of this Joinder, this Joinder will be delivered to the Administrative Agent for acceptance and recording by the Administrative Agent. The effective date for this Joinder (the “Effective Date”) shall be the date recited above, unless otherwise specified on Schedule I.

4.    Upon such execution and delivery, as of the Effective Date, the Additional Lender shall (a) be a party to the Credit Agreement and the other Facility Documents and have the rights and obligations of a Lender thereunder; and (b) have a Commitment as specified on Schedule I.
5.    Each of the parties to this Joinder agrees and acknowledges that upon delivery of this Joinder, the Borrower shall be deemed to have requested a borrowing from the Additional Lender on such date (the “Joinder Advance”) in an amount such that, after giving effect thereto, the Advances outstanding shall be funded by the Lenders pro rata in accordance with their Commitments as a percentage of all Commitments with the proceeds of such Joinder Advance to be paid by the Additional Lender (i) to the Administrative Agent (for the benefit of the Lenders) at such address as specified to the Additional Lender to the extent necessary to reallocate Advances outstanding and (ii) otherwise as the Borrower shall direct.
6.    This Joinder shall be governed by, and construed in accordance with, the laws of the State of New York.
7.    This Joinder may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of this Joinder by facsimile or email (with a PDF copy attached) shall be effective as delivery of a manually executed counterpart of this Joinder.
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WITNESS my hand on this 12th day of October 2023.

EVERBANK, N.A., as an Additional Lender

By:	/s/ Martin O’Brien
	Name:	Martin O’Brien
	Title:	Director
ACCEPTED AND APPROVED:

TRUIST BANK, as the Administrative Agent

By:	/s/ Jason Meyer
	Name:	Jason Meyer
	Title:	Managing Director
CONSENTED TO:

MSCC FUNDING I, LLC, as Borrower
By:	Main Street Capital Corporation, its sole member

By:	/s/ Jesse E. Morris
	Name:	Jesse E. Morris
	Title:	Chief Financial Officer and Chief Operating Officer

SCHEDULE I
to
JOINDER

ADDITIONAL LENDER

Lender:	EverBank, N.A.
Additional Lender’s Commitment:	$75,000,000
Notice Information:	EverBank, N.A. 10000 Midlantic Drive, Suite 400 E Mount Laurel, NJ 08054 Attention: [***] Telephone: [***] Email: [***]